Exhibit 10.1

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this "Second Amendment") is made and entered into as of the 11th of August, 2022, by and between HCP BTC, LLC, a Delaware limited company ("Landlord"), and NKARTA, INC., a Delaware corporation ("Tenant").

r e c i t a l s :

A. Landlord and Tenant entered into that certain Lease dated July 9, 2021 (the "Original Lease"), as amended by that certain First Amendment to Lease dated November 5, 2021 (the “First Amendment” and together with the Original Lease, the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises containing approximately 88,106 rentable square feet (collectively, the "Premises") consisting of the entire building located at 1150 Veterans Boulevard, South San Francisco, California ("Building").

B. Landlord and Tenant desire to make modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.
2.
Modification of Tenant Improvement Allowance. Pursuant to the Lease, Tenant is currently entitled to a Tenant Improvement Allowance in the amount of $15,418,550.00 for the costs relating to the initial design and construction of Tenant’s improvements in the Premises. Effective as of the date of this Second Amendment, such Tenant Improvement Allowance is hereby increased by $15,000,000.00 to a new aggregate total of $30,418,550.00. The Base Building Allowance and Additional TI Allowance shall remain unmodified by the terms of this Second Amendment, and the Allowance Deadline set forth in the Tenant Work Letter attached to the Lease shall continue to apply to each of the Tenant Improvement Allowance, the Base Building Allowance and Additional TI Allowance.
3.
Base Rent Schedule. Effective as of the date of this Second Amendment, the Base Rent schedule set forth in Section 4 of the Summary is hereby deleted in its entirety and replaced with the schedule below. In connection with such replaced Base Rent schedule and the first months’ Base Rent payment that was paid upon Tenant’s execution of the Original Lease in accordance with the terms of Article 3 thereof, concurrently with Tenant’s execution of this Second

Exhibit 10.1

Amendment, Tenant shall pay to Landlord the amount of $110,132.50 so that Tenant shall have paid the full first months’ Base Rent payment as set forth below.

4. Base Rent (Article 3):
Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
September 4, 2022 – September 30, 2023	$8,088,130.80	$674,010.90	$7.65
October 1, 2023 – September 30, 2024	$8,371,215.38	$697,601.28	$7.92
October 1, 2024 – September 30, 2025	$8,664,207.92	$722,017.33	$8.19
October 1, 2025 – September 30, 2026	$8,967,455.19	$747,287.93	$8.48
October 1, 2026 – September 30, 2027	$9,281,316.13	$773,443.01	$8.78
October 1, 2027 – September 30, 2028	$9,606,162.19	$800,513.52	$9.09
October 1, 2028 – September 30, 2029	$9,942,377.87	$828,531.49	$9.40
October 1, 2029 – September 30, 2030	$10,290,361.09	$857,530.09	$9.73
October 1, 2030 – September 30, 2031	$10,650,523.73	$887,543.64	$10.07
October 1, 2031 – September 30, 2032	$11,023,292.06	$918,607.67	$10.43
October 1, 2032 – September 30, 2033	$11,409,107.28	$950,758.94	$10.79
October 1, 2033 – September 30, 2034	$11,808,426.04	$984,035.50	$11.17

Exhibit 10.1

4.
Letter of Credit. Landlord and Tenant acknowledge that, in accordance with the Lease Tenant has previously delivered an L-C in the amount of $1,646,490.78. Notwithstanding anything in the Lease to the contrary, concurrently with Tenant’s execution of this Second Amendment, Tenant shall provide an L-C (via delivery of a new L-C in such amount or an amendment to the existing L-C, which shall in either event be in a form reasonably acceptable to Landlord and in conformance with the terms of the Lease) in the total amount of $1,968,071.00. To the extent that Tenant delivers a new, replacement L-C (rather than an amendment to the existing L-C), Landlord shall return the existing L-C within ten (10) business days following receipt of such new, replacement L-C.
5.
No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent. The terms of this Section 5 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
6.
Signatures. The parties hereto consent and agree that this Second Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Second Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Second Amendment electronically, and (2) the electronic signatures appearing on this Second Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
7.
Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).
8.
No Further Modification; Conflict. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall prevail.

[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"
HCP BTC, LLC., a Delaware limited liability company	NKARTA, INC., a Delaware corporation
By: /s/ Scott R. Bohn Name: Scott R. Bohn Its: Executive Vice President	By: /s/ Paul Hastings Name: Paul Hastings Its: CEO